CERTIFICATE

№. ____________________

For _____________ Shares

Issued to

____

____

____

Dated _______________

From whom transferred

____

Dated

№. Original Certificate	№. Original Shares	№. Shares Transferred

Received Certificate №. ____

For ______________ Shares

this _____ day of ________

____

____

№. ***********

COMMON SHARES **********

----------------------SPECIMAN -----------------------

SECURE NetCheckIn Inc.

Organized under the Laws of the State of Nevada

Par Value $0.001

THIS CERTIFIES THAT ******************** is the registered holder of ********* Shares of the Capital Stock transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal is to be hereunto affixed this ******** day of **************, A.D. *********

____________________ PRESIDENT

____________________ SECRETARY

For Value Received, hereby sell, assign and transfer unto

_______________________________Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ___________________________________

In presence of

______________________________ ______________________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.